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                                                                 EXHIBIT 3.1(AB)


                            ARTICLES OF INCORPORATION
                                       OF

                              KINGSIZE PACKING CO.

                                       I

         The name of this corporation is Kingsize Packing Co.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Two Hundred (200) at no par value.

                                       IV

         The name and address in the State of California of this corporation's initial agent for service of process is:

                                        Alan B. Sellers
                                        10,900 Wilshire Blvd.
                                        Los Angeles, California 90024

         IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation this 5th day of February, 1990.



                                     /s/ Debby Alexander
                                     -----------------------------------------
                                     Debby Alexander
                                     Incorporator




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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              KINGSIZE PACKING CO.
                            a California corporation



         WILLIAM W. HEINTZ and EFFIE F. ANASTASSIOU certify that:

         1. They are the President and Assistant Secretary, respectively, of Kingsize Packing Co., a California corporation.

         2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                       "I

         The name of the corporation is Royal Packing Co.

         3. Article V of the Articles of Incorporation of this corporation be added as follows:

                                       "V

         This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

         4. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

         5. The foregoing Amendment of Articles of Incorporation has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 100. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.



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         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Dated the 30th day of March 1990.



                                     /s/ William W. Heintz
                                     -----------------------------------------
                                     William W. Heintz
                                     President

                                     /s/ Effie F. Anastassiou
                                     -----------------------------------------
                                     Effie F. Anastassiou
                                     Assistant Secretary






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